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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549







                                    FORM 8-K




             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACTO OF 1934





        Date of Report (Date of earliest event reported): March 14, 2000





                             HALSEY DRUG CO., INC.




                    695 Perryville Road, Rockford, Illinois



                                 (815-399-2060)


Incorporated under the laws of          Commission File Number          I.R.S. Employer Identification Number
      State of New York                         1-10113                              11-0853640

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ITEM 5  OTHER EVENTS


     On March 10, 2000, the Company was informed by the American Stock Exchange ("Amex") that it has determined to delist the Common Stock of the Company as it does not meet the Amex's criteria for continued listing. Such criteria include minimum levels of shareholders equity and the absence of years of net losses from continuing operations. The Company has exercised its right to appeal the Amex's decision and has requested a formal hearing in order to further consider the decision. There can be no assurance that the Company's Common Stock will remain listed on the Amex. In the event the Company is unsuccessful in its appeal to maintain the listing of the Company's Common Stock on the Amex, it is anticipated that the Company's Common Stock will trade on the Over the Counter Bulletin Board.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits
         Exhibit No.     Description
         -----------     -----------
             99.1        Press Release dated March 14, 2000 announcing receipt
                         of the Amex delisting notification
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  HALSEY DRUG CO., INC.




                                  By: /s/ Michael Reicher
                                      ----------------------------
                                          Michael Reicher
                                          President and Chief Executive Officer


Date: March 14, 2000